Exhibit 23.1







Consent of Independent Registered Public Accounting Firm


We agree to the inclusion in this Registration Statement Form S-8 of our report, dated January 7, 2005, on our audit of the consolidated financial statements of Art's Way Manufacturing Co., Inc. and subsidiary for the year ended November 30, 2004.



Des Moines, Iowa
December 15, 2005